Exhibit 10.1

AMENDMENT NO. 2 TO COMPREHENSIVE

MANUFACTURING ASSEMBLY AGREEMENT

This Amendment No. 2 to Comprehensive Manufacturing Assembly Agreement (this “Amendment”) is entered into as of October 1, 2005 by and between RF Monolithics, Inc., a corporation duly organized under the laws of the State of Delaware, having its principal place of business at 44441 Sigma Road, Dallas, TX, 75244, U.S.A. (hereinafter referred to as “Company”) and Tai-Saw Technology Co., Ltd. a corporation duly organized and existing under the laws of the Taiwan with its principal place of business at No. 3, Industrial 2nd Rd., Ping-Chen Industrial District, Taoyuan, 324, Taiwan, R.O.C. (hereinafter referred to as “Contractor”). This Amendment amends in part that certain Comprehensive Manufacturing Assembly Agreement dated as of March 01, 2003 (the “Agreement”).

RECITALS

WHEREAS, the parties desire to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the premises and mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. General Definitions. Except as otherwise expressly provided herein, the terms set forth below in this Amendment shall have the meanings ascribed to them in the Agreement, unless the context otherwise requires.

2. Amendments. The following provisions of the Agreement are hereby amended as follows:

(a)	The last sentence of the first paragraph is amended by replacing, “This Agreement covers the period of time between October 31, 2001, and November 1, 2006” with “This Agreement covers the period of time between October 31, 2001, and November 1, 2009”.

(b)	The Table in Schedule A2, Provided Equipment for VWO Generic Product Family is deleted and replaced with the attached Schedule A2.

(c)	The Table in Section 1, Schedule A1, as amended by Amendment 1 and dated August 1, 2004, is deleted in its entirety.

(d)	Section 2.1 of Schedule A1 of the Agreement is deleted in its entirety and replaced with the following:

“2.1 General: All prices are F.O.B. Taiwan. Prior to completing qualification of the VWO Generic Product Family, Company and Contractor must agree on prices to be charged to Company for qualification and evaluation Units. The total number of qualified Units of the VWO Generic Product Family ordered by Company in a month will comprise the monthly quantity for that month. After production Start Up for any Product in the VWO Product Family, the price/unit paid for Product received in any time period will be fixed at the time of order. Paragraphs 2.5.3, 10.2.1, 10.2.1.1, and 10.2.1.2 of the Agreement do not apply to this Schedule.”

(e)	Section 23.4 of the Agreement is amended by deleting the “If to Company, to:” and replacing with the following:

“If to Company, to:	Jon S. Prokop
RF Monolithics, Inc.
4441 Sigma Road
Dallas, TX 75244
USA
Facsimile: (972) 404-9476
E-Mail: jprokop@rfm.com”

All other provisions of the Agreement shall remain in full force and effect.

3. General Provisions.

        3.1 Expenses: Each party shall pay its own expenses, including the fees and disbursements of its counsel in connection with the negotiation, preparation and execution of this Amendment 2 and the consummation of the transactions contemplated herein, except as otherwise provided herein.

        3.2 Entire Agreement: The Agreement, including all Schedules, Exhibits and prior Amendment thereto, and this Amendment 2 constitute the entire agreement of the parties and supersedes all previous proposals, oral or written, and all negotiations, conversation or discussions heretofore and between the parties with respect to the subject matter thereof and hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by all the parties hereto.

        3.3 Section Headings: The Section headings contained in this Amendment 2 are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

        3.4 Counterparts: This Amendment 2 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        3.5 English Controlling: For purposes of convenience, this Amendment 2 may be translated, but it is understood that the English version of this Amendment 2 will control for all purposes. In case of a conflict in meaning between the two versions, the parties are responsible for performing in accordance with the English version hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement 2 on the date first above written.

RF MONOLITHICS, INC.	TAI-SAW TECHNOLOGY CO., LTD.

Jon S. Prokop	Yu-Tung Huang
(Printed Name)	(Printed Name)

/s/ Jon S. Prokop	/s/ Yu-Tung Huang
(Signature)	(Signature)

VP Operations	President
(Title)	(Title)

10/3/05	9/28/05
(Date)	(Date)